Exhibit 99.1

Protolabs Strengthens Executive Leadership Team with Appointment of Bernardo Parlange as Chief Commercial Officer

Company also Announces Planned Retirement of Chief Operations Officer

MINNEAPOLIS, May 7, 2026 — Protolabs (NYSE: PRLB), the world’s leading provider of digital manufacturing services, today announced the appointment of Bernardo Parlange as Chief Commercial Officer (CCO), effective May 18, 2026, reinforcing its leadership team as the company continues to advance its growth strategy.

In this newly created role, Parlange will oversee Protolabs’ global commercial strategy, including sales, marketing, and customer success. He will focus on supporting the digital manufacturer’s next phase of growth by strengthening relationships with large strategic customers and deepening engagement across the entire customer base. Additionally, he will be responsible for helping to accelerate revenue performance across all segments, while supporting Protolabs’ broader priorities of elevating the customer experience, fostering innovation, expanding production, and promoting operational efficiency.

Parlange brings more than 20 years of experience leading B2B industrial commercial teams and scaling organizations operating in complex, multi-market environments. Most recently, he served as Senior Vice President of Sales & Marketing at Fortrex, a Blackstone portfolio company and leading food safety and hygiene solutions provider serving food manufacturing, food distribution, and retail environments. Prior to Fortrex, Parlange spent 14 years at Ecolab, where he held a variety of leadership roles and a decade before that in project management and engineering positions at ZF Group, a global technology supplier of advanced mobility products and systems.

His experience spans traditional industrial environments as well as digital and SaaS-based platforms, and in businesses operating across multiple countries. Throughout his career, he has focused on driving cross-functional alignment, translating customer insights into clear commercial strategies, and implementing the systems needed to deliver consistent, profitable growth.

“Bernardo is an exceptional commercial leader who knows how to build and scale high-performing revenue organizations,” said Suresh Krishna, President and CEO of Protolabs. “His track record of leading global businesses will be a strong asset as we enter our next phase of growth. Bernardo will oversee our commercial organization, with the goal of enhancing the customer experience, accelerating innovation in our core services, and expanding our production offerings. With a diverse customer base ranging from large enterprises to small businesses and entrepreneurs, he will focus on deepening engagement, and strengthening our role as a trusted partner across the product life cycle, with an emphasis on driving sustained, profitable growth.”

Separately, Protolabs also announced the planned retirement of Mike Kenison, Chief Operations Officer, effective July 1, 2026. Kenison joined Protolabs in 2006 and went on to hold several senior operational leadership roles across the company. During his tenure, Kenison played a significant role in expanding Protolabs’ operations to four manufacturing services, nine global factories, and more than 1 million sq. ft. of manufacturing space.

“I want to extend my sincere gratitude to Mike for his exceptional leadership and unwavering dedication to Protolabs and to digital manufacturing over the past two decades,” said Krishna. “His contributions have been instrumental in building and scaling our world-class global operations and positioning the company for continued success. We are grateful for Mike’s commitment and the lasting impact he has made on Protolabs, and we wish him the very best in his retirement.”

About Protolabs

Protolabs is the world’s fastest manufacturing service enabling companies across every industry to streamline production of quality parts throughout the entire product life cycle. From custom prototyping to end-use production, we support product developers, engineers, and supply chain teams along every phase of their manufacturing journey. Get started now at protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:

Protolabs

Ryan Johnsrud, 612-225-4873

Senior Manager – Investor Relations and Corporate Development

ryan.johnsrud@protolabs.com

Gateway Group, Inc.

949-574-3860

PRLB@gateway-grp.com

Media Contacts:

Protolabs

Brent Renneke, 763-479-7704

Corporate Communications Manager

brent.renneke@protolabs.com

Skyya

protolabs@skyya.com